UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 5, 2018

RED VIOLET, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-38407	82-2408531
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2650 North Military Trail, Suite 300, Boca Raton, FL 33431

(Address of principal executive offices)

561-757-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Effective September 9, 2018, Michael Brauser has resigned as Executive Chairman and as a member of the Board of Directors of Red Violet, Inc. (the “Company”). In accepting Mr. Brauser’s resignation, the Board of Directors of the Company has agreed to the continued vesting of Mr. Brauser’s RSUs in accordance with the terms of his RSU agreement and continued compensation in accordance with the terms of his existing agreement with the Company. On September 9, 2018, the Company’s Board of Directors appointed Derek Dubner, the Company’s Chief Executive Officer, as Interim Chairman of the Board of Directors.

(e) On September 5, 2018 (the “Effective Date”), the Company’s Compensation Committee approved the grant of performance and time vested Restricted Stock Units (“RSUs”) under its 2018 Stock Incentive Plan (the “Plan”) to certain of its executive officers and directors as described below. Except as provided in the Plan, a recipient’s employment agreement or the award agreement, the RSU grants shall not vest unless and until the Company has, for any fiscal quarter in which the RSUs are outstanding, (i) gross revenue determined in accordance with the Company’s reviewed or audited financial statements in excess of $7.0 million for such fiscal quarter, (ii) positive adjusted EBITDA, also as determined based on the Company’s reviewed or audited financial statements for such fiscal quarter and reported on Company’s Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K, and (iii) the participant continues to provide services to the Company either as an employee, director or consultant on the last date of the quarter that the performance criteria is met (collectively, (i-iii), the “Performance Criteria”). Revenue and expenses from acquisitions made after the Effective Date and prior to the achievement of the Performance Criteria shall not be included in the determination of whether the Company has achieved the Performance Criteria. If the Performance Criteria are met, the RSUs will vest one-third annually on July 1, 2019, July 1, 2020 and July 1, 2021 (“Time-Based Vesting Requirement”). If the Performance Criteria are met, any portion of the RSUs which has passed a Time-Based Vesting Requirement date shall be issued in accordance with the distribution procedures in the award agreement. In the event of a Change of Control (as defined in the Plan), all RSUs which have not vested on the date of such Change of Control shall immediately vest.

The foregoing is a summary of the terms of the RSU Award Agreement and is qualified in its entirety by reference to the complete text of the RSU Award Agreement, which will be filed by the Company as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2018.

On September 5, 2018, the Compensation Committee granted the following RSUs subject to the Time-Based Vesting Requirement and Performance Criteria as described above to:

Michael Brauser – 500,000

Derek Dubner – 375,000

James Reilly – 275,000

Daniel MacLachlan – 275,000

Peter Benz – 25,000

Steven D. Rubin – 25,000

Robert Swayman – 12,500

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release dated September 10, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Violet, Inc.

Date: September 10, 2018	By:	/s/ Derek Dubner
Derek Dubner
Chief Executive Officer (Principal Executive Officer)